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Alcoa and subsidiaries                                         EXHIBIT 15

                                                             August 6, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE: Alcoa Inc.


     1.  Form S-8  (Registration Nos. 33-24846, 333-32516, 333-91331, 333-36214
     and 333-47116) Alcoa Savings Plan for Salaried Employees; Alcoa Savings Plan for Bargaining Employees; Alcoa Savings Plan for Non-Bargaining Employees; Alumax Inc. Thrift Plan for Salaried Employees; Alumax Inc. Thrift Plan for Hourly Employees; Alumax Inc. Thrift Plan for Collectively Bargained Employees; Reynolds Metals Company Savings and Investment Plan for Salaried Employees; Reynolds Metals Company Savings Plan for Hourly Employees; Employees Savings Plan; Cordant Retirement Savings and Investment Plan; Huck International Inc. Retirement Savings and Investment Plan; Howmet Corporation Salaried Employees Savings Plan and Howmet Corporation Hourly Employee Savings Plan


     2.  Form S-8  (Registration Nos.33-22346, 33-49109, 33-60305, 333-27903,
     333-62663, 333-79575, 333-36208, 333-37740, and 333-39708) Long Term Stock
     Incentive Plan; Alumax Inc. Long Term Incentive and Employee Equity Ownership Plans; Alcoa Stock Incentive Plan; Reynolds Metals Company 1999 Nonqualified Stock Option Plan; Reynolds Metals Company 1996 Nonqualified Stock Option Plan; Reynolds Metals Company 1992 Nonqualified Stock Option Plan; Reynolds Metals Company 1987 Nonqualified Stock Option Plan; Cordant Technologies Inc. 1989 Stock Awards Plan; Cordant Technologies Inc. 1996 Stock Awards Plan; Howmet International Inc. Amended and Restated 1997 Stock Awards Plan


     3. Form S-3 (Registration No. 333-59044) Debt Securities, Warrants to Purchase Debt Securities, Preferred Stock and Common Stock of Alcoa Inc., Trust Preferred Securities of Alcoa Trust I, and Guarantee of Trust Preferred Securities of Alcoa Trust I by Alcoa Inc.


Commissioners:

We are aware that our report dated July 6, 2001, except for Note N, for which the date is August 6, 2001, on our review of interim financial information of Alcoa Inc. and subsidiaries for the three-month and six-month periods ended June 30, 2001, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered as part of a registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,


/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP